POWER OF ATTORNEY

          The undersigned officers and Trustees of Zodiac Trust (the "Trust") hereby appoint Joseph C. Neuberger and Elaine E. Richards, as attorneys-in-fact and agents, with the power, to execute, and to file any of the documents referred to below relating to the initial registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and the registration of the Trust's securities under the Securities Act of 1933, as amended (the "Securities Act") including the Trust's Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to the said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

          The undersigned officers and Trustees hereby execute this Power of Attorney as of this 22nd day of August, 2001.


     Name                                     Title

     /s/ Joseph C. Neuberger                  Chairperson, President and Trustee
     ---------------------------
     Joseph C. Neuberger


     /s/ Dr. Michael D. Ake                   Trustee
     ---------------------------
     Dr. Michael D. Akers


     /s/ Gary A. Drska                        Trustee
     ---------------------------
     Gary A. Drska


     /s/ Eric W. Falkeis                      Vice President and Treasurer
     ---------------------------
     Eric W. Falkeis


     /s/ John J. Gauthier                     Vice President
     ---------------------------
     John J. Gauthier


     /s/ Elaine E. Richards                   Secretary
     ---------------------------
     Elaine E. Richards